KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2025, with respect to the consolidated financial statements and financial statement schedules I to II of TXNM Energy, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

New York, New York
February 28, 2025